UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 16, 2011

Spare Backup, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	775-329-2180

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Spare Backup, Inc. held its 2011 annual meeting of stockholders on December 16, 2011 for the purposes of the approval of an increase in the number of authorized shares of its common stock from 300,000,000 shares to 450,000,000 shares

Stockholders passed the proposal. The final vote on the proposal was recorded as follows:

Proposal 1 - Approval of an Increase in the Number of Authorized Shares of Common Stock

The increase in the number of authorized shares of common stock from 300,000,000 to 450,000,000 was approved by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

204,825,671	132,013	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.
Date: December 22 , 2011	By:	/s/ Cery Perle
Cery Perle, Chief Executive Officer

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